SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VALE S.A.

(Exact Name of Registrant as Specified in Its Charter)

FEDERATIVE REPUBLIC OF BRAZIL
(Jurisdiction of Incorporation
or Organization)

Avenida Graça Aranha, No. 26

20030-900 Rio de Janeiro, RJ, Brazil
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

Securities Act registration statement file numbers to which this form relates: 333-162822 and 333-162822-01

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.625% Notes due 2042	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.    Description of Registrant’s Securities to Be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the Debt Securities” on pages 6 through 18 of the Prospectus dated November 3, 2009 included in the Registration Statement on Form F-3 of Vale S.A. (the “Company”) (Registration Nos. 333-162822 and 333-162822-01), as supplemented by the information under the headings “Risk Factors—Risks Relating to the Notes” and “Description of the Notes” on pages S-6 through S-7 and S-10  through S-19, respectively, of the related Prospectus Supplement, dated September 4, 2012.

Item 2.    Exhibits.

99(A).  Prospectus dated November 3, 2009, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company on November 3, 2009 (Registration Nos. 333-162822 and 333-162822-01).

99(B).  Prospectus Supplement dated September 4, 2012, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company on September 6, 2012.

99(C).  Indenture dated March 24, 2010, between the Company and The Bank of New York Mellon, incorporated by reference to the report on Form 6-K furnished to the SEC by the Company on March 29, 2010.

99(D).  Third Supplemental Indenture dated September 11, 2012, among the Company, The Bank of New York Mellon and The Bank of New York Mellon Trust (Japan), Ltd., including the form of global note, incorporated by reference to Exhibit 4.1 to the report on Form 6-K furnished by the Company to the SEC on September 11, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

VALE S.A.
(Registrant)

By:	/s/ Luciana Ribeiro da Costa Werner
	Name:	Luciana Ribeiro da Costa Werner
	Title:	Attorney-in-Fact

By:	/s/ Bruna Braz Gonçalves Botelho
	Name:	Bruna Braz Gonçalves Botelho
	Title:	Attorney-in-Fact

Date: September 11, 2012

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99(A)

Prospectus dated November 3, 2009, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company on November 3, 2009 (Registration Nos. 333-162822 and 333-162822-01).

99(B)	Prospectus Supplement dated September 4, 2012, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company on September 6, 2012.

99(C)	Indenture dated March 24, 2010, between the Company and The Bank of New York Mellon, incorporated by reference to the report on Form 6-K furnished to the SEC by the Company on March 29, 2010.

99(D)

Third Supplemental Indenture dated September 11, 2012, among the Company, The Bank of New York Mellon and The Bank of New York Mellon Trust (Japan), Ltd., including the form of global note, incorporated by reference to Exhibit 4.1 to the report on Form 6-K furnished by the Company to the SEC on September 11, 2012.